EXHIBIT 10.19

                            ASSET PURCHASE AGREEMENT

THIS AGREEMENT made as of the 17th day of March, 2004.

BETWEEN:

          WORKSTREAM USA, INC.,
          a corporation incorporated under the laws of Delaware

          (hereinafter referred to as the "Purchaser")
AND:

          WORKSTREAM INC.,
          a corporation incorporated under the laws of Canada

          (hereinafter referred to as "Workstream")
AND:

          PEOPLEVIEW, INC.,
          a corporation incorporated under the laws of the State of Nevada

          (hereinafter referred to as the "Vendor")

WHEREAS:

A. The Vendor carries on the business of providing real-time decision support for human capital management;

B. The Vendor wishes to sell and assign to the Purchaser, and the Purchaser wishes to purchase and assume from Vendor certain of the assets of such business on the terms and subject to the conditions hereinafter contained.

NOW THEREFORE in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration paid by each of the parties hereto to each of the other parties hereto (the receipt and sufficiency of which are hereby acknowledged), it is agreed among the parties hereto as follows:

1.       INTERPRETATION

         1.1. DEFINED TERMS. In this Agreement and in the schedules hereto, unless there is something in the subject-matter or context inconsistent therewith, the following terms and expressions will have the following meanings:

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                  1.1.1.   "Affiliate" of any person means any corporation
                           which, directly or indirectly, is controlled by, controls or is under direct or indirect common control with such person;

                  1.1.2. "Agreement", "hereto", "herein", "hereof", "hereunder" and similar expressions refer to this Asset Purchase Agreement and not any particular paragraph or any particular portion of this agreement and includes all schedules attached to this agreement;

                  1.1.3. "Assumed Contracts" means all contracts, agreements, orders, commitments and other engagements by or with third parties relating to the Business which are included in the Purchased Assets including, without limitation, the Customer Contracts and the Leases all of which, including amounts payable thereon, all of which are listed in Schedule 1.1.3 attached hereto;

                  1.1.4. "Business" means the business carried on by the Vendor which primarily involves the provision of real-time decision support for human capital management;

                  1.1.5. "Business Day" means a day other than a Saturday, a Sunday or other day on which commercial banks in Ottawa, Ontario, Canada are authorized or required by law to close;

                  1.1.6. "Closing Date" means March 17, 2004, or such other date as the Vendor and Purchaser may agree upon;

                  1.1.7. "Closing Time" means 2:00 o'clock in the afternoon on the Closing Date or such other time on the Closing Date as the parties hereto may agree upon;

                  1.1.8. "Commission" means the Securities and Exchange Commission;

                  1.1.9. "Commission Documents" means all of the Purchaser's filings with the Commission prior to the date hereof;

                  1.1.10. "Customer Contracts" means any and all agreements entered into between the Vendor and one or more third parties relating to the sale or provision of goods or services by the Vendor to such third parties in connection with the Business, including unfilled orders, commitments and other engagements by or with such third parties, all of which are listed in
                           Schedule 2.1.4 attached hereto;

                  1.1.11. "Encumbrances" means mortgages, charges, pledges, security interests, liens, encumbrances, actions, claims, demands and equities of any nature whatsoever or howsoever arising and any rights or privileges capable of becoming any of the foregoing;

                  1.1.12.  Intentionally deleted;

                  1.1.13. "Governmental Authority" means any foreign, domestic, federal, territorial, state or local governmental authority, quasi-governmental authority, instrumentality, court, government or self-regulatory organization, commission, tribunal or organization or any regulatory, administrative or other agency, or any political or other subdivision, department or branch of any of the foregoing;

                  1.1.14. "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended;

                  1.1.15. "Interim Period" means the period from and including the date of this Agreement to and including the Closing Date;

                  1.1.16. "License Rights" means all license and distribution rights relating to the Business described in Schedule
                           1.1.16 attached hereto;

                  1.1.17. "Lien" means, with respect to any asset, any mortgage, lien, claim, pledge, charge, security interest or other encumbrance of any kind in respect of such asset;

                  1.1.18. "Material Adverse Effect" means with respect to a Person or entity, a material adverse effect on the assets, properties, business, operations, financial condition or results of operations of such Person or entity and its subsidiaries taken as a whole;

                  1.1.19. "Person" means and includes any individual, corporation, general partnership, limited partnership, limited liability company, limited liability partnership, joint venture, syndicate, association, trust, government, governmental agency or board or commission or authority, and any other form of entity or organization;

                  1.1.20. "Principal" means any manufacturer which the Vendor represents in the sales and service of the manufacturer's products;

                  1.1.21. "Purchase Price" means the sum of $1,000,000 which is the amount, subject to adjustments as herein provided, payable by the Purchaser to the Vendor for all of the Purchased Assets, as provided herein;

                  1.1.22. "Purchased Assets" means the undertaking and assets of the Business which are to be sold by the Vendor to the Purchaser pursuant to Section 2;

                  1.1.23. "Vendor's Mediation Rights" means the vendor's mediation rights as set out in section 12 of the escrow agreement attached hereto as Schedule 1.1.23;

                  1.1.24. "Warranty Claim" means a claim made by either the Purchaser or the Vendor based on or with respect to the inaccuracy or non-performance or non-fulfilment or breach of any representation or warranty made by the other party contained in this Agreement or contained in any document or certificate given in order to carry out the transactions contemplated hereby.

         1.2. BEST OF KNOWLEDGE. Any reference herein to "the best of the knowledge" of the Vendor will be deemed to mean the actual knowledge of the Vendor and the knowledge which it would have had if it had conducted an inquiry into the relevant subject matter that a reasonably prudent person would have conducted under similar circumstances.

         1.3. SCHEDULES. The Schedules which are attached to this Agreement are incorporated in this Agreement by reference and are deemed to be part hereof.

         1.4. CURRENCY. Unless otherwise indicated, all dollar amounts referred to in this Agreement are in lawful money of the United States of America.

         1.5. CHOICE OF LAW AND ATTORNMENT. This Agreement shall be governed by and construed and enforced in accordance with the laws of the Province of Ontario, Canada.

         1.6. INTERPRETATION NOT AFFECTED BY HEADINGS OR PARTY DRAFTING. The division of this Agreement into articles, sections, paragraphs, subparagraphs and clauses and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms "this Agreement", "herein", "hereunder" and similar expressions refer to this Agreement and the Schedules hereto and not to any particular article, section, paragraph, subparagraph, clause or other portion and include any agreement or instrument supplementary or ancillary hereto. Each party hereto acknowledges that it and its legal counsel have reviewed and participated in settling the terms of this Agreement, and the parties hereby agree that any rule of construction to the effect that any ambiguity is to be resolved against the drafting party shall not be applicable in the interpretation of this Agreement.

         1.7. NUMBER AND GENDER. In this Agreement, unless there is something in the subject matter or context inconsistent therewith:

                  1.7.1. words in the singular number include the plural and such words shall be construed as if the plural had been used,

                  1.7.2. words in the plural include the singular and such words shall be construed as if the singular had been used, and

                  1.7.3. words importing the use of any gender shall include all genders where the context or party referred to so requires, and the rest of the sentence shall be construed as if the necessary grammatical and terminological changes had been made.

         1.8.     TIME OF ESSENCE. Time shall be of the essence.

2.       PURCHASE AND SALE

         2.1. PURCHASED ASSETS. On the terms and subject to the fulfilment of the conditions, the Vendor hereby agrees to sell, transfer and assign to the Purchaser, and the Purchaser hereby agrees to purchase and accept from the Vendor as of the Closing Date, assets, rights and interests of the Vendor listed in Schedule 2.1, as attached hereto (the "Purchased Assets"), and will include the following assets:

                  2.1.1. Accounts Receivable: all accounts receivable, trade accounts, notes, receivables, book debts and other debts due or accruing to the Vendor in connection with the Purchased Assets and the full benefit of all securities for such accounts, notes or debts described in Schedule 2.1.1 (the "Accounts Receivable");

                  2.1.2. Computer Equipment: all of the Vendor's right, title and interest in all computer hardware and firmware used in the Business including, without limitation, that described in Schedule 2.1.2 attached hereto;

                  2.1.3. Customer Lists and Information: all customer lists, files, data and information relating to customers and prospective customers of the Business as of the Closing Time including, without limitation, the customer list which has been delivered by the Vendor to the Purchaser prior to the Closing Date described in Schedule 2.1.3 attached hereto;

                  2.1.4. Customer Contracts: all right, title and interest of the Vendor in and to all Customer Contracts, all of which are listed in Schedule 2.1.4 attached hereto;

                  2.1.5. Goodwill, Name, etc.: the goodwill of the Business, together with the exclusive right of the Purchaser to represent itself as carrying on the Business in continuation of and in succession to the Vendor, and all rights in and title to the name "PeopleView, Inc." or any variation of same (Notwithstanding the transfer of all rights in and title to the name "PeopleView, Inc., the Purchaser acknowledges that the Vendor's corporate name shall continue to be "PeopleView, Inc." until such time as the Vendor is able to change its corporate name. The Vendor undertakes and agrees to effect the change of its corporate name to something that does not contain the name "PeopleView, Inc" or any variation thereof, as soon as practicably possible);

                  2.1.6. Technology, Intellectual Property and Software: all of its world wide right, title and interest in and to any intellectual property rights including but not limited to all trade secrets, research data, designs, proprietary know-how, technical information, specifications and materials in whatever form or media recording or evidencing technology or proprietary information used in or relating to the Business, and all rights and interests in and to all inventions, patents, applications for patents, copyrights, trade marks, trade mark registrations, trade names, logos, industrial designs, design patents, and other intellectual property used in or relating to the Business, and all computer software and any intellectual or industrial property of any nature whatsoever which it may have in any components or features of the computer software used in the Business including the software products known as Climate Sight, Skill Sight, Performance Sight, Compliance Sight and HCM TOOLS and including all related codes, related source, object or any application codes, specifications, documentation, revisions, enhancements and modifications thereto, in whatever form and media to which the Vendor has any right or interest for the full duration of all such rights, and any renewals or extensions thereof, all of which is listed in Schedule 2.1.6 attached hereto;

                  2.1.7. Licence Rights: all licence and distribution rights relating to the Business granted to the Vendor by any third party under all contracts and agreements (written or oral), all of which are listed in
                           Schedule 1.1.16 attached hereto;

                  2.1.8. Regulatory Licenses: all licenses, registrations and qualifications of the Business required by any governmental or regulatory authority, to the extent transferable;

                  2.1.9. Supply Contracts: the full benefit of all contracts providing for the supply of goods and services to the Business, subject to the Purchaser's review and acceptance of such contracts and agreements prior to the Closing Date; and

                  2.1.10. Warranty Rights and Maintenance Contracts: the full benefit of all warranties and warranty rights (express and implied) against manufacturers or sellers which apply to any of the Purchased Assets and all maintenance contracts on machinery, equipment and the other Purchased Assets, subject to the Purchaser's review and acceptance of such contracts and agreements prior to the Closing Date.

         2.2. UNASSIGNABLE CONTRACTS. If any rights, benefits or remedies (the "Rights") under any Assumed Contracts are not assignable by the Vendor to the Purchaser without the written consent of the other party thereto (the "Third Party") and such consent is not obtained, then, unless the Purchaser exercises its rights under Section 6.2,

                  2.2.1. the Vendor will hold the Rights for the benefit of the Purchaser,

                  2.2.2. the Vendor will, at the request and expense and under the direction of the Purchaser, in the name of the Vendor or otherwise as the Purchaser shall specify, take all such actions and do all such things as shall, in the opinion of the Purchaser, be necessary or desirable in order that the obligations of the Vendor under such Assumed Contracts may be performed in a manner such that the value of the Rights shall be preserved and shall enure to the benefit of the Purchaser and such that all moneys receivable under the Assumed Contracts may be received by the Purchaser,

                  2.2.3. the Vendor will promptly pay over to the Purchaser all such moneys collected by the Vendor in respect of such Assumed Contracts, and

                  2.2.4. to the extent permitted by the Third Party and provided, in the Purchaser's opinion, it would not be prejudicial to the Purchaser's rights to do so, the Purchaser will perform the obligations under such Assumed Contracts on behalf of the Vendor, and will indemnify the Vendor against all liabilities, costs and expenses incurred by the Vendor in performing such obligations.

         2.3. EXCLUDED LIABILITIES AND INDEMNITY. The Purchaser will not assume and will not be liable for, and the Vendor will indemnify the Purchaser from and against, all obligations, commitments and liabilities of and claims against the Vendor (whether absolute, accrued or contingent) relating to the Business. Without limiting the generality of the foregoing, it is agreed that the Purchaser will have no liability for any of the following obligations or liabilities:

                  2.3.1. all liabilities in respect of all indebtedness of the Vendor to all persons;

                  2.3.2. all product liability claims and liabilities for warranty or product return claims relating to any product or service of the Business produced, sold, performed or delivered prior to the Closing Date;

                  2.3.3. all liabilities for all taxes, duties, levies, assessments and other such charges, including any penalties, interests and fines with respect thereto, payable by the Vendor to any federal, state, municipal or other government or governmental agency, authority, board, bureau or commission, domestic or foreign, including, without limitation, any taxes in respect of or measured by the sale, consumption or performance by the Vendor of any product or service prior to the Closing Date or any similar legislation in respect of all remuneration payable to all persons employed in the Business prior to the Closing Date;

                  2.3.4. all other liabilities of any nature whatsoever, known or unknown, due or to become due, not expressly assumed by Purchaser pursuant to this Agreement.

         2.4. PURCHASE PRICE. The price payable by the Purchaser to the Vendor for the Purchased Assets will be equal to the sum of: the value of the Workstream Shares (as defined in section
                  2.5.1 herein), the value of the Warrant (as defined in section
                  2.5.2 herein) and $300,000.00.

         2.5. PAYMENT OF PURCHASE PRICE. Purchaser and Vendor mutually agree that the Purchase Price, less the Hold Back Shares (as hereinafter defined) and the Hold Back Funds (as hereinafter defined), will be paid and satisfied at the Closing Time as follows:

                  2.5.1. by delivery to the Vendor of that number of shares (rounded up to a whole share) of 350,000 common shares, no par value (the "Shares" or the "Workstream Shares"), of Workstream; provided, however, that the Purchaser shall deposit 50,000 of the Workstream Shares (the "Hold Back Shares") into an escrow account reasonably approved by the parties until the Purchaser, in its reasonable discretion and subject to Vendor's Mediation Rights, within 90 days of the Closing Date, has satisfied itself of the following:

                           2.5.1.1. that all proprietary issues relating to the Intellectual Property (as hereinafter defined) have been resolved, namely:

                                    2.5.1.1.1.   that the Vendor rightfully owns
                                                 or has valid rights to the
                                                 Intellectual Property; and

                                    2.5.1.1.2.   that the Intellectual Property
                                                 does not infringe on any
                                                 patent, trade mark, trade name,
                                                 copyright, industrial design,
                                                 trade secret or other
                                                 Intellectual Property or
                                                 propriety right of any other
                                                 person.

                           2.5.1.2. that all computer systems and application
                                    software, including without limitation, the software products known as Climate Sight, Skill Sight, Performance Sight, Compliance Sight and HCM TOOLS and all documentation relating thereto and the latest revisions of all related object and source codes therefor, forming part of the Purchased Assets and contained in Schedule 2.1.13 or
                                    Schedule 2.1.6 attached hereto, are fully functional, merchantable and fit for the purpose for which they were intended; and

                  2.5.2. by delivery to the Vendor of a warrant to purchase 50,000 common shares (the "Warrant Shares"), no par value in Workstream at a purchase price of $3.00 per common share (the "Warrant"). The form of Warrant is attached hereto as Schedule 2.5.2; and

                  2.5.3. by delivery to the Vendor of the balance of $300,000, by way of certified check or bank draft, less $50,000 (the "Hold Back Funds") which shall be deposited by the Purchaser on account of the Accounts Receivable into an escrow account reasonably approved by the parties until the following has occurred: The Purchaser shall have the right, by written notice to the Vendor given on or after ninety (90) days, but no later than 120 days, following the Closing Date (the "Repurchase Date"), to require the Vendor to repurchase for cash all of the Accounts Receivable that are at the Repurchase Date uncollected. The terms governing the repurchase by the Vendor of the uncollected Accounts Receivables are as follows:

                           2.5.3.1. the Vendor shall repurchase all uncollected
                                    Accounts Receivable at a purchase price (the
                                    "Repurchase Price") equal to their aggregate face value, and the Repurchase Price shall be paid and satisfied at the Repurchase Date by deducting the Repurchase Price from the Hold Back Funds. The Purchaser hereby acknowledges and agrees that if the Repurchase Price exceeds the amount of Hold Back Funds, the Vendor shall, not be required to pay to the Purchaser any additional amounts with respect to such uncollected Accounts Receivable, and such uncollected Accounts Receivable shall be the sole responsibility of the Purchaser.

                           2.5.3.2. the Purchaser shall execute and deliver to
                                    the Vendor, at the cost of the Vendor, all instruments as shall be reasonably necessary to effectively vest in the Vendor all of the right, title and interest of the Purchaser with respect to any uncollected Accounts Receivable repurchased by the Vendor pursuant to this subsection.

                  2.5.4. the Vendor, the Purchaser and Workstream shall execute and deliver to each other the escrow agreement attached hereto as Schedule 1.1.23;

         2.6. ALLOCATION OF PURCHASE PRICE. The Purchase Price shall be allocated among the Purchased Assets in the manner provided by
                  Schedule 2.6 attached hereto. The Vendor and the Purchaser shall file their respective tax returns prepared in accordance with such allocation.

         2.7. PAYMENT OF TAXES. The Vendor shall be liable for and shall pay all applicable federal and state sales taxes, excise taxes and all other taxes, duties and other like charges properly payable on and in connection with the conveyance and transfer of the Purchased Assets to the Purchaser. The Purchaser will do and cause to be done such things as are reasonably requested to enable the Vendor to comply with such obligation in an efficient manner.

3.       REPRESENTATIONS AND WARRANTIES

         3.1. REPRESENTATIONS AND WARRANTIES BY THE VENDOR. The Vendor hereby represents and warrants to the Purchaser and Workstream as follows, and confirm that the Purchaser and Workstream is relying upon the accuracy of each of such representations and warranties in connection with the purchase of the Purchased Assets and the completion of the other transactions hereunder:

                  3.1.1. Corporate Authority and Binding Obligation. The Vendor has good right, full corporate power and absolute authority to enter into this Agreement and to sell, assign and transfer the Purchased Assets to the Purchaser in the manner contemplated herein and to perform all of the Vendor's obligations under this Agreement. The Vendor and its shareholders and board of directors have taken all necessary or desirable actions, steps and corporate and other proceedings to approve or authorize, validly and effectively, the entering into of, and the execution, delivery and performance of, this Agreement and the sale and transfer of the Purchased Assets by the Vendor to the Purchaser. This Agreement is a legal, valid and binding obligation of the Vendor, enforceable against it in accordance with its terms.

                  3.1.2. No Other Purchase Agreements. No person has any agreement, option, understanding or commitment, or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement, option or commitment, for the purchase or other acquisition from the Vendor of any Purchased Assets, or any rights or interest therein, other than in the ordinary course of the Business.

                  3.1.3. Contractual and Regulatory Approvals. Except as specified in Schedule 3.1.3 attached hereto, the Vendor is not under any obligation, contractual or otherwise, to request or obtain the consent of any person, and no permits, licences, certifications, authorizations or approvals of, or notifications to, any federal, state, municipal or local government or governmental agency, board, commission or authority are required to be obtained by the Vendor,

                           3.1.3.1. in connection with the execution, delivery
                                    or performance by the Vendor of this
                                    Agreement or the completion of any of the transactions contemplated herein,

                           3.1.3.2. to avoid the loss of any permit, licence,
                                    certification or other authorization
                                    relating to the Purchased Assets, or

                           3.1.3.3. in order that the authority of the Purchaser
                                    to carry out the Assumed Contracts in this ordinary course and in the same manner as presently carried out by the Vendor.

                           Complete and correct copies of any agreements under which the Vendor is obligated to request or obtain any such consent have been provided to the Purchaser.

                  3.1.4.   Status and Governmental Licences.

                           3.1.4.1. The Vendor is a corporation duly
                                    incorporated, validly existing and in good standing in all respects under the laws of its jurisdiction of incorporation. The Vendor has all necessary corporate power to own, lease and operate its assets, properties and business and to carry on its business as it is now being conducted and is in good standing in every jurisdiction in which the nature of its business or the location of its properties requires such qualification or licensing. Schedule 3.1.4 attached hereto sets forth all jurisdictions in which the Vendor is qualified or licensed to do business as a corporation.

                           3.1.4.2. The Vendor holds all necessary licences,
                                    registrations and qualifications in each jurisdiction in which,

                                    (i)      it owns or leases any of the
                                             Purchased Assets, or

                                    (ii)     the nature of the Purchased Assets
                                             or any part thereof, makes such
                                             qualification necessary or
                                             desirable to enable the Purchased
                                             Assets to be owned, leased and/or
                                             operated.

                           All of the Vendor's licences, registrations and qualifications are listed in Schedule 3.1.4 attached hereto and are valid and subsisting. Complete and correct copies of the licences, registrations and qualifications have been delivered to the Purchaser. The Vendor is in compliance with all terms and conditions of the licences, registrations and qualifications. There are no proceedings in progress, pending or, to the best of the knowledge of the Vendor, threatened, which could result in the revocation, cancellation or suspension of any of the licences, registrations or qualifications.

                  3.1.5. Compliance with Constating Documents, Agreements and Laws. The execution, delivery and performance of this Agreement and each of the other agreements contemplated or referred to herein by the Vendor, and the completion of the transactions contemplated hereby, will not constitute or result in a violation, breach or default, or cause the acceleration of any obligations under:

                           3.1.5.1. any term or provision of any of the
                                    articles, by-laws or other constating
                                    documents of the Vendor,

                           3.1.5.2. subject to obtaining the contractual
                                    consents referred to in Schedule 3.1.3 , the terms of any indenture, agreement (written or oral), instrument or understanding or other obligation or restriction to which the Vendor is a party or by which it is bound including, without limitation, any of the Assumed Contracts, or

                           3.1.5.3. subject to obtaining the regulatory consents
                                    referred to in Schedule 3.1.3, any term or provision of any of the Licences or any order of any court, governmental authority or regulatory body or any law or regulation of any jurisdiction in which the Business is carried on.

                           3.1.5.4. Absence of Undisclosed Liabilities. There
                                    are no liabilities (contingent or otherwise) of the Vendor of any kind whatsoever in respect of which the Purchaser may become liable on or after the consummation of the transactions contemplated by this Agreement.

                  3.1.6.   Litigation. Except for the matters referred to in
                           Schedule 3.1.6 attached hereto, there are no actions, suits or proceedings, judicial or administrative (whether or not purportedly on behalf of the Vendor) pending or, to the best of the knowledge of the Vendor, threatened, by or against or affecting the Vendor which may affect the Purchased Assets, at law or in equity, or before or by any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign. Except for the matters referred to in Schedule 3.1.6 there are no grounds on which any such action, suit or proceeding might be commenced with any reasonable likelihood of success.

                  3.1.7. Title to Purchased Assets. The Vendor is the owner of and has good and marketable title to all of the Purchased Assets free and clear of all Liens.

                  3.1.8. Works Orders and Deficiencies. There are no outstanding work orders, non-compliance orders, deficiency notices or other such notices relative to the Purchased Assets which have been issued by any regulatory authority, police or fire department, sanitation, environment, labour, health or other governmental authorities or agencies. There are no matters under discussion with any such department or authority relating to work orders, non-compliance orders, deficiency notices or other such notices. None of the Purchased Assets are being operated, in a manner which is in contravention of any statute, regulation, rule, code, standard or policy.

                  3.1.9. Leases of Personal Property. Schedule 3.1.9 attached hereto describes all leases of equipment and vehicles relating to or included in the Purchased Assets. Complete and correct copies of those leases have been provided to the Purchaser. The Vendor is entitled to all rights and benefits as lessee under those leases, and the Vendor has not sublet, assigned, licensed or otherwise conveyed any rights in those leases or in the property leased thereunder to any other person. All payments and other obligations required to be paid and performed by the Vendor under those leases have been duly paid and performed; the Vendor is not in default of any its obligations under those leases; and, to the best of the knowledge of the Vendor, none of the lessors or any other parties to those leases are in default of any of their obligations under those leases. The Vendor is entitled to assign all of its right and interest under those leases and in and to the property leased thereunder to the Purchaser subject to obtaining the consents referred to in
                           Schedule 3.1.3 attached hereto. Subject to obtaining such consents, the terms and conditions of those leases will not be affected by, nor will any of those leases be in default as a result of, the completion of the transaction contemplated hereunder.

                  3.1.10.  Intellectual Property.

                           3.1.10.1. Section 2.1.6 and Schedule 2.1.13 attached
                                    hereto lists and contains a complete
                                    description of:

                                    (i)      all patents, patent applications
                                             and registrations, trade marks,
                                             trade mark applications and
                                             registrations, copyrights,
                                             copyright applications and
                                             registrations, trade names and
                                             industrial designs, domestic or
                                             foreign, owned or used by the
                                             Vendor and included as part of the
                                             Purchased Assets,

                                    (ii)     all trade secrets, know-how,
                                             inventions and other intellectual
                                             property owned or used by the
                                             Vendor and included as part of the
                                             Purchased Assets,

                                    (iii)    all computer systems and
                                             application software, including
                                             without limitation all
                                             documentation relating thereto and
                                             the latest revisions of all related
                                             object and source codes therefor,
                                             owned or used by the Vendor and
                                             included as part of the Purchased
                                             Assets,

                                    (all of the foregoing being collectively called the "Intellectual Property").

                           3.1.10.2. The Vendor has good and valid title to all
                                    of the Intellectual Property, free and clear of any and all Encumbrances, except in the case of any Intellectual Property licensed to the Vendor as disclosed in Schedule
                                    2.1.13. Complete and correct copies of all agreements whereby any rights in any of the Intellectual Property have been granted or licensed to the Vendor have been provided to the Purchaser. No royalty or other fee is required to be paid by the Vendor to any other person in respect of the use of any of the Intellectual Property except as provided in such agreements delivered to the Purchaser. The Vendor has protected its rights in the Intellectual Property in the manner and to the extent described in
                                    Schedule 2.1.13. Except as indicated in
                                    Schedule 2.1.13, the Vendor has the
                                    exclusive right to use all of the
                                    Intellectual Property and has not granted any licence or other rights to any other person in respect of the Intellectual Property. Complete and correct copies of all agreements whereby any rights in any of the Intellectual Property have been granted or licensed by the Vendor to any other person have been provided to the Purchaser. The Vendor is entitled to assign all of its rights and interest in and to the Intellectual Property to the Purchaser subject to obtaining the consents referred to in Schedule 3.1.3 attached hereto.

                           3.1.10.3. Subject to obtaining the aforesaid
                                    consents, and except as disclosed in
                                    Schedule 2.1.6, there are no restrictions on the ability of the Vendor or any successor to or assignee from the Vendor to use and exploit all rights in the Intellectual Property. All statements contained in all applications for registration of the Intellectual Property were true and correct as of the date of this Agreement of such applications. Each of trade marks and trade names included in the Intellectual Property is in use.

                           3.1.10.4. The use of the Intellectual Property does
                                    not infringe, and the Vendor has not
                                    received any notice, complaint, threat or claim alleging infringement of, any patent, trade mark, trade name, copyright, industrial design, trade secret or other Intellectual Property or propriety right of any other person, and the conduct of the Business does not include any activity which may constitute passing off.

                  3.1.11. Affiliates. None of the Purchased Assets are owned or operated by any Affiliate of the Vendor.

                  3.1.12. Partnerships or Joint Ventures. The Vendor is not, in relation to any part of the Purchased Assets, a partner or participant in any partnership, joint venture, profit-sharing arrangement or other association of any kind and is not party to any agreement under which the Vendor agrees to carry on any part of the Business in such manner or by which the Vendor agrees to share any revenue or profit relating to the Purchased Assets with any other person.

                  3.1.13. Customers. The Vendor has delivered to the Purchaser a true and complete list of all customers of the Business, as it relates to the Purchased Assets, as of the date of this Agreement. The Vendor is the sole and exclusive owner of, and has the unrestricted right to use, such customer list. Other than as set forth on Schedule 3.1.13, neither the customer list nor any information relating to the customers of the Business, as they related to the Purchased Assets, have, within three years prior to the date of this Agreement, been made available to any person other than the Purchaser. The Vendor has no knowledge of any facts which could reasonably be expected to result in the loss of any customers or sources of revenue of the Business which, in the aggregate, would materially affect the Purchased Assets.

                  3.1.14.  Warranties and Discounts. Except as described in
                           Schedule 3.1.14 attached hereto,

                           3.1.14.1. the Vendor has not given any guarantee or
                                    warranty in respect of any of the products sold or the services provided as part of the Purchased Assets, except warranties made in the form of the standard written warranty, a copy of which has been provided to the Purchaser, and except for warranties implied by law;

                           3.1.14.2. except as set forth on Schedule 3.1.14.2,
                                    during each of the three fiscal years of the Vendor ended immediately preceding the date , no claims have been made against the Vendor for breach of warranty or contract requirement or negligence or for a price adjustment or other concession in respect of any defect in or failure to perform or deliver any products, services or work in connection with the Purchased Assets which had, in any such year, an aggregate cost exceeding $1,000;

                           3.1.14.3. there are no repair contracts or
                                    maintenance obligations in favor of the
                                    customers or users of the Purchased Assets except obligations incurred in accordance with standard terms, a copy of which has been provided to the Purchaser;

                           3.1.14.4. the Vendor is not now subject to any
                                    agreement or commitment, and the Vendor has not, within three years prior to the date of this Agreement, entered into any agreement with or made any commitment to any customer of the Business in relation to the Purchased Assets which would require the repurchase of any products sold to such customers or adjustment of any price or the granting of any refund, discount or other concession to such customer; and

                           3.1.14.5. the Vendor is not required to provide any
                                    letters of credit, bonds or other financial security arrangements in connection with any transactions with any suppliers or customers of the Business relating to the Purchased Assets.

                  3.1.15.  Licences, Agency and Distributorship Agreements.
                           Schedule 2.1.13 attached hereto lists all agreements to which the Vendor is a party or by which it is bound under which the right to manufacture, use or market any product, service, technology, information, data, computer hardware or software or other property used in or produced or sold by the Business in relation to the Purchased Assets has been granted, licensed or otherwise provided to the Vendor or by the Vendor to any other person, or under which the Vendor has been appointed or any person has been appointed by the Vendor as an agent, distributor, licensee or franchisee for any of the foregoing. Complete and correct copies of all of the agreements relating to the License Rights have been provided to the Purchaser. The Vendor is entitled to assign all of its interest in the License Rights to the Purchaser subject to obtaining the consents referred to in Schedule 3.1.3 attached hereto. None of the agreements relating to the License Rights grant to any person any authority to incur any liability or obligation or to enter into any agreement on behalf of the Vendor.

                  3.1.16. Outstanding Agreements. The Vendor is not a party to or bound by any outstanding or executory agreement, contract or commitment, whether written or oral, relating to the Purchased Assets, except for those agreements set out in this Agreement or in the Schedules hereto.

                           Complete and correct copies of each of the contracts, leases and agreements described in the Schedules attached hereto have been provided to the Purchaser.

                  3.1.17. Good Standing of Agreements. The Vendor is not in material default or breach of any of its obligations under any one or more contracts, agreements (written or oral), commitments, indentures or other instruments to which it is a party or by which it is bound relating to the Purchased Assets, and there exists no state of facts which, after notice or lapse of time or both, would constitute such a default or breach. All such contracts, agreements, commitments, indentures and other instruments are now in good standing and in full force and effect without amendment thereto, the Vendor is entitled to all benefits thereunder and, to the best of the knowledge of the Vendor, the other parties to such contracts, agreements, commitments, indentures and other instruments are not in material default or breach of any of their obligations thereunder. There are no contracts, agreements, commitments, indentures or other instruments relating to the Purchased Assets under which the Vendor's rights or the performance of its obligations are dependent on or supported by the guarantee of or any security provided by any other person.

                  3.1.18. Compliance with Laws. In relation to the Business, the Vendor is not in violation of any federal, state or other law, regulation or order of any government or governmental or regulatory authority, domestic or foreign.

                  3.1.19. Accounts Receivable. All Accounts Receivable are bona fide and good and, subject to an allowance for doubtful accounts taken in accordance with generally accepted accounting principles, collectible without set-off or counterclaim.

                  3.1.20. Copies of Documents. Complete and correct copies (including all amendments) of all contracts, leases and other documents referred to in this Agreement or any Schedule hereto or required to be disclosed hereby have been delivered to the Purchaser.

                  3.1.21. Disclosure. No representation or warranty contained in this Section 3.1, and no statement contained in any Schedule, certificate, list, summary or other disclosure document provided or to be provided to the Purchaser pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact which is necessary in order to make the statements contained therein not misleading.

                  3.1.22. Recitals. The recitals set forth in the first page of this Agreement are true and correct.

                  3.1.23. Antitrust. Any waiting period applicable to the transactions contemplated herein under the HSR Act shall have been terminated or shall have expired.

                  3.1.24. Federal Securities Act - Unregistered Shares. The Vendor acknowledges that the Workstream Shares, the Warrant and the Warrant Shares (collectively, the "Securities") have not and are not being registered under the Securities Act of 1933 as amended (the "1933 Act"), and that accordingly the Securities are not fully transferable except as permitted under the various exemptions contained in the 1933 Act and the rules of the Securities and Exchange Commission interpreting the 1933 Act. The provisions contained in this paragraph 3.1.24 are intended to ensure compliance with the 1933 Act.

                  3.1.25. No Transfers in Violation of 1933 Act. The Vendor covenants, warrants and represents that none of the Securities that will be issued to it pursuant to this Agreement will be offered, sold, assigned, pledged, hypothecated, transferred, or otherwise disposed of except after full compliance with all of the applicable provisions of the 1933 Act and the rules and regulations of the Securities and Exchange Commission under the 1933 Act.

                  3.1.26. No Distribution of Securities to Public. The Vendors represent and warrants to Workstream that it is acquiring the Securities for its own account, for investment, and not with a view to their resale or other distribution; that it currently has no intention of selling, transferring, hypothecating, or otherwise disposing of all or any part of the Securities at any particular time, for any particular price, or on the happening of any particular event or circumstances; and that Workstream is relying on the truth and accuracy of these covenants, warranties, and representations in issuing the Securities without first registering them under the 1933 Act.

                  3.1.27. Investment Legend on Certificates. The Vendor agrees not to sell, transfer, hypothecate or otherwise dispose of any of the Securities received pursuant to this Agreement unless and until it has: presented Workstream with a written legal opinion in form and substance satisfactory to the solicitors for Workstream to the effect that the disposition is permissible under the terms of the 1933 Act and regulations interpreting the 1933 Act; has complied with the registration and prospectus requirements of the 1933 Act relating to the disposition ,or; has presented Workstream satisfactory evidence that the transfer will comply with Rule 144 under the 1933 Act and therefore will be exempt from registration under section 4(2) of the 1933 Act. The Vendor further agrees that the certificates evidencing the Securities it will receive shall contain the following legend:

                           "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION FOR THESE SECURITIES UNDER THE ACT OR AN OPINION OF THE COMPANY'S COUNSEL THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT."

                           Workstream shall also place a "stop transfer" order against any transfer of the Securities until one of the conditions set forth above has been met.

         3.2. REPRESENTATIONS AND WARRANTIES BY THE PURCHASER AND/OR WORKSTREAM. The Purchaser and/or Workstream hereby represents and warrants to the Vendor as follows, and confirms that the Vendor is relying on the accuracy of each of such representations and warranties in connection with the sale of the Purchased Assets and the completion of the other transactions hereunder:

                  3.2.1. Corporate Authority and Binding Obligation. The Purchaser is a corporation duly incorporated and validly subsisting in all respects under the laws of its jurisdiction of incorporation. The Purchaser has good right, full corporate power and absolute authority to enter into this Agreement and to purchase the Purchased Assets from the Vendor in the manner contemplated herein and to perform all of the Purchaser's obligations under this Agreement. The Purchaser and its shareholders and board of directors have taken all necessary or desirable actions, steps and corporate and other proceedings to approve or authorize, validly and effectively, the entering into of, and the execution, delivery and performance of, this Agreement and the purchase of the Purchased Assets by the Purchaser from the Vendor. This Agreement is a legal, valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms.

                  3.2.2. Contractual and Regulatory Approvals. Except as specified in Schedule 3.2.2 attached hereto, the Purchaser is not under any obligation, contractual or otherwise to request or obtain the consent of any person, and no permits, licences, certifications, authorizations or approvals of, or notifications to, any federal, state, municipal or local government or governmental agency, board, commission or authority are required to be obtained by the Purchaser in connection with the execution, delivery or performance by the Purchaser of this Agreement or the completion of any of the transactions contemplated herein. Complete and correct copies of any agreements under which the Purchaser is obligated to request or obtain any such consent have been provided to the Vendor.

                  3.2.3. Capitalization. The authorized capital stock of Workstream and the shares ther eof issued and outstanding as of the date hereof are set forth on
                           Schedule 3.2.3 hereto. All of the outstanding shares of Workstream have been duly and validly authorized. Workstream is not a party to, and it has no knowledge of, any agreement or understanding restricting the voting or transfer of any shares of the capital stock of Workstream. Except as set forth on the Commission Documents or Schedule 3.2.3 hereto, the offer and sale of all capital stock, convertible securities, rights, warrants, or options of Workstream issued prior to the Closing Date complied in all material respects with all applicable federal and state securities laws, and no holder of such securities has a right of rescission or claim for damages with respect thereto which could have a Material Adverse Effect. The Purchaser has furnished or made available to the Vendor true and correct copies of Workstream's Articles of Incorporation as in effect on the date hereof (the "Articles"), and Workstream's Bylaws as in effect on the date hereof (the "Bylaws"). Workstream has provided the Vendor with copies of and the Vendor has reviewed the following documents, which have been filed by Workstream with the Commission pursuant to the Securities Exchange Act of 1934: (i) Workstream's Annual Report on Form 10-K, as amended, for the fiscal year ended May 31, 2003; (ii) Workstream's Quarterly Reports on Form 10-Q for the quarters ended August 31, 2003 and November 30, 2003; and (iii) Workstream's proxy statement with respect to its 2003 annual meeting.

                  3.2.4. Issuance of Securities. The Shares to be issued on the Closing Date have been duly authorized by all necessary corporate action and, when paid for or issued in accordance with the terms hereof, the Shares shall be validly issued and outstanding, fully paid and nonassessable, and free from preemptive rights, taxes upon issuance, liens and similar charges caused by Workstream and entitled to all applicable rights and preferences set forth in the Articles. When the Warrant Shares are issued in accordance with the terms of this Agreement and as set forth in the Warrant, such shares will be duly authorized by all necessary corporate action and validly issued and outstanding, fully paid and non-assessable, and free from preemptive rights, taxes upon issuance, liens and other similar charges caused by Workstream, and the holders shall be entitled to all rights accorded to a holder of common shares of Workstream.

                  3.2.5. No Conflicts. Except as set forth in Schedule 3.2.5 attached hereto, the execution, delivery and performance of this Agreement by the Purchaser and Workstream and the consummation by the Purchaser and Workstream of the transactions contemplated herein and therein do not and will not (i) violate any provision of the Purchaser or Workstream's Articles or Bylaws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Purchaser or Workstream is a party or by which any of its respective properties or assets are bound, (iii) create or impose a lien, mortgage, security interest, charge or encumbrance of any nature whatsoever on any property of the Purchaser or Workstream under any agreement or any commitment to which the Purchaser or Workstream is a party or by which the Purchaser or Workstream is bound or by which any of its respective properties or assets are bound, or (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Purchaser or Workstream or any of its subsidiaries or by which any property or asset of the Purchaser or Workstream or any of its subsidiaries are bound or affected, except, in all cases other than violations pursuant to clause (i) above, for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect. The business of the Purchaser or Workstream and its subsidiaries is not being conducted in violation of any laws, ordinances or regulations of any governmental entity, except for possible violations which singularly or in the aggregate do not and will not have a Material Adverse Effect. The Purchaser or Workstream is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement, or issue and sell the Shares and the Warrant Shares in accordance with the terms hereof or thereof (other than any filings which may be required to be made by the Purchaser or Workstream with the Commission or state securities administrators subsequent to a Closing, and any registration statement which may be filed pursuant hereto); provided that, for purposes of the representation made in this sentence, the Purchaser and Workstream is assuming and relying upon the accuracy of the relevant representations and agreements of the Vendor herein.

                  3.2.6. Commission Documents, Financial Statements. The financial statements of the Purchaser or Workstream furnished to the Vendor comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or
                           (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Purchaser and Workstream and its subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

                  3.2.7.   Subsidiaries. The Commission Documents or Schedule
                           3.2.7 hereto sets forth each subsidiary of the Purchaser and Workstream showing the jurisdiction of its incorporation or organization and showing the percentage of the Purchaser and Workstream's ownership of the outstanding stock or other interests of such subsidiary. For the purposes of this Agreement, "subsidiary" shall mean any corporation or other entity of which at least a majority of the securities or other ownership interest having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Purchaser and Workstream and/or any of its other subsidiaries. All of the outstanding shares of capital stock of each subsidiary have been duly authorized and validly issued, and are fully paid and non-assessable. Except as disclosed on Schedule 3.2.7 there are no outstanding preemptive, conversion or other rights, options, warrants or agreements granted or issued by or binding upon any subsidiary for the purchase or acquisition of any shares of capital stock of any subsidiary or any other securities convertible into, exchangeable for or evidencing the rights to subscribe for any shares of such capital stock. Neither the Purchaser, Workstream nor any subsidiary is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of the capital stock of any subsidiary or any convertible securities, rights, warrants or options of the type described in the preceding sentence. Neither the Purchaser, Workstream nor any subsidiary is party to, nor has any knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of any subsidiary.

                  3.2.8. No Material Adverse Change. Since February 20, 2004, the date through which the most recent report of Workstream has been prepared and filed with the Commission (a copy of which is included in the Commission Documents) Workstream has not experienced or suffered any Material Adverse Effect, except as disclosed on Schedule 3.2.8 hereto.

                  3.2.9. No Undisclosed Events or Circumstances. No event or circumstance has occurred or exists with respect to the Purchaser, Workstream or its subsidiaries or their respective businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Purchaser or Workstream but which has not been so publicly announced or disclosed.

                  3.2.10. Actions Pending. There is no action, suit, claim, investigation or proceeding pending or, to the knowledge of the Purchaser or Workstream, threatened against the Purchaser, Workstream or any subsidiary which questions the validity of this Agreement or the transactions contemplated hereby or any action taken or to be taken pursuant hereto or thereto. To the knowledge of the Purchaser and Workstream, there is no action, suit, claim, investigation or proceeding pending or threatened, against or involving the Purchaser, Workstream, any subsidiary or any of their respective properties or assets, except as set forth in the Commission Document or Schedule 3.2.10 hereto. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Purchaser, Workstream or any subsidiary or any officers or directors of the Purchaser, Workstream or subsidiary in their capacities as such.

                  3.2.11. Compliance with Law. The business of the Purchaser, Workstream and the subsidiaries has been and is presently being conducted in accordance with all applicable federal, state and local governmental laws, rules, regulations and ordinances, except as set forth in the Commission Documents or Schedule
                           3.2.11 hereto or such that, individually or in the aggregate, the non-compliance therewith would not have a Material Adverse Effect. The Purchaser, Workstream and each of its subsidiaries have all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  3.2.12. Taxes. Except as set forth in the Commission Documents or Schedule 3.2.12 hereto, the Purchaser, Workstream and each of the subsidiaries has accurately prepared and filed all federal, state and other tax returns required by law to be filed by it, has paid or made provisions for the payment of all taxes shown to be due and all additional assessments, and adequate provisions have been and are reflected in the financial statements of the Purchaser, Workstream and the subsidiaries for all current taxes and other charges to which the Purchaser, Workstream or any subsidiary is subject and which are not currently due and payable. Except as disclosed on
                           Schedule 3.2.12 hereto, none of the federal income tax returns of the Purchaser, Workstream or any subsidiary have been audited by the Internal Revenue Service. The Purchaser and Workstream has no knowledge of any additional assessments, adjustments or contingent tax liability (whether federal or state) of any nature whatsoever, whether pending or threatened against the Purchaser, Workstream or any subsidiary for any period, nor of any basis for any such assessment, adjustment or contingency.

                  3.2.13. Operation of Business. The Purchaser, Workstream and each of the subsidiaries owns or possesses all patents, trademarks, domain names (whether or not registered) and any patentable improvements or copyrightable derivative works thereof, websites and intellectual property rights relating thereto, service marks, trade names, copyrights, licenses and authorizations and all rights with respect to the foregoing, which are necessary for the conduct of its business as now conducted without any conflict with the rights of others except as disclosed in the Commission Documents or on Schedule 3.2.13.

                  3.2.14. Books and Record Internal Accounting Controls. The records and documents of the Purchaser, Workstream and its subsidiaries accurately reflect in all material respects the information relating to the business of the Purchaser, Workstream and the subsidiaries, the location and collection of their assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Purchaser, Workstream or any subsidiary. The Purchaser, Workstream and each of its subsidiaries maintain a system of internal accounting controls sufficient, in the judgment of the Purchaser and Workstream's board of directors, to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate actions is taken with respect to any differences.

                  3.2.15. Material Agreements. Except as set forth in the Commission Documents or on Schedule 3.2.15 hereto, neither the Purchaser, Workstream nor any subsidiary is a party to any written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement, a copy of which would be required to be filed with the Commission as an exhibit to a registration statement on Form S-3 or applicable form (collectively, "Material Agreements"). Except as set forth in the Commission Documents or on Schedule
                           3.2.15 hereto, the Purchaser, Workstream and each of its subsidiaries has in all material respects performed all the obligations required to be performed by them to date under the foregoing agreements, have received no notice of default and, to the best of the Purchaser and Workstream's knowledge are not in default under any Material Agreement now in effect, the result of which could cause a Material Adverse Effect. No written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement of the Purchaser, Workstream or of any subsidiary limits or shall limit the payment of dividends on Workstream's common shares.

                  3.2.16. Securities Act of 1933. The Purchaser and Workstream have complied and will comply in all material respects with all applicable federal and state securities laws in connection with the issuance of the Shares and the Warrants hereunder. Neither the Purchaser or Workstream nor anyone acting on their behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy any of the Shares, or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any person, or has taken or will take any action so as to bring the issuance and sale of any of the Shares under the registration provisions of the Securities Act and any other applicable federal and state securities laws.

                  3.2.17. Governmental Approvals. Except as set forth in the Commission Documents or on Schedule 3.2.17 hereto, and except for the filing of any notice prior or subsequent to the Closing Date that may be required under applicable state or federal securities laws (which if required, shall be filed on a timely basis), no authorization, consent, approval, license exemption of, filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for, or in connection with, the execution or delivery of the Shares, or for the performance by the Purchaser or Workstream of its obligations under this Agreement.

                  3.2.18. Investment Company Act Status. The Purchaser and Workstream is not, and as a result of and immediately upon the Closing Date will not be, an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

                  3.2.19. Dilutive Effect. Workstream understands and acknowledges that the number of the Warrant Shares issuable upon exercise of the Warrant will increase in certain circumstances.

4.       SURVIVAL AND LIMITATIONS OF REPRESENTATIONS AND WARRANTIES

         4.1. SURVIVAL OF WARRANTIES BY THE VENDOR. The representations and warranties made by the Vendor and contained in this Agreement, or contained in any document or certificate given in order to carry out the transactions contemplated hereby, will survive the closing of the purchase of the Purchased Assets provided for herein and, notwithstanding such closing or any investigation made by or on behalf of the Purchaser, Workstream or any other person or any knowledge of the Purchaser, Workstream or any other person, shall continue in full force and effect for the benefit of the Purchaser or Workstream, except that no Warranty Claim may be made or brought by the Purchaser or Workstream after the date which is two years following the Closing Date.

                  After the expiration of the period of time referred to in this section 4.1, the Vendor will be released from all obligations and liabilities in respect of the representations and warranties made by the Vendor and contained in this Agreement or in any document or certificate given in order to carry out the transactions contemplated hereby except with respect to any claims made by the Purchaser and/or Workstream in writing prior to the expiration of such period.

         4.2. SURVIVAL OF WARRANTIES BY PURCHASER AND WORKSTREAM. The representations and warranties made by the Purchaser and/or Workstream and contained in this Agreement or contained in any document or certificate given in order to carry out the transactions contemplated hereby will survive the closing of the purchase and sale of the Purchased Assets provided for herein and, notwithstanding such closing or any investigation made by or on behalf of the Vendor or any other person or any knowledge of the Vendor or any other person, shall continue in full force and effect for the benefit of the Vendor except that no Warranty Claim may be made or brought by the Vendor after the date which is two years following the Closing Date.

                  After the expiration of the period of time referred to in this section 4.2, the Purchaser and Workstream will be released from all obligations and liabilities in respect of the representations and warranties made by the Purchaser and/or Workstream and contained in this Agreement or in any document or certificate given in order to carry out the transactions contemplated hereby except with respect to any claims made by the Purchaser and/or Workstream in writing prior to the expiration of such period.

         4.3.     LIMITATIONS ON WARRANTY CLAIMS.

                  4.3.1. The Purchaser and/or Workstream shall not be entitled to make a Warranty Claim if the Purchaser and/or Workstream has been advised in writing or otherwise has actual knowledge prior to the Closing Time of the inaccuracy, non-performance, non-fulfilment or breach which is the basis for such Warranty Claim and the Purchaser and/or Workstream completes the transactions hereunder notwithstanding such inaccuracy, non-performance, non-fulfilment or breach.

                  4.3.2. The amount of any damages which may be claimed by the Purchaser and/or Workstream pursuant to a Warranty Claim shall be calculated to be the cost or loss to the Purchaser and/or Workstream after giving effect to any insurance proceeds available to the Purchaser and/or Workstream in relation to the matter which is the subject of the Warranty Claim.

                  4.3.3. The Purchaser and/or Workstream shall not be entitled to make any Warranty Claim until the aggregate amount of all damages, losses, liabilities and expenses incurred by the Purchaser and/or Workstream as a result of all misrepresentations and breaches of warranties contained in this Agreement or contained in any document or certificate given in order to carry out the transactions contemplated hereby, after taking into account section 4.3.2 of this section, is equal to $15,000. After the aggregate amount of such damages, losses, liabilities and expenses incurred by the Purchaser and/or Workstream exceeds $15,000, the Purchaser and/or Workstream shall only be entitled to make Warranty Claims to the extent that such aggregate amount, after taking into account the provisions of section 4.3.2 of this section, exceeds $15,000.

                  4.3.4. Notwithstanding any other provisions of this Agreement or of any agreement, certificate or other document made in order to carry out the transactions contemplated hereby, the maximum aggregate liability of the Vendor together in respect of all Warranty Claims by the Purchaser and/or Workstream will be limited to an amount equal to the Purchase Price.

5.       COVENANTS

         5.1. COVENANTS BY THE VENDOR. The Vendor covenants to the Purchaser and Workstream that it will do or cause to be done the following:

                  5.1.1. Investigation of Business and Examination of Documents. During the Interim Period, the Vendor will provide access to and will permit the Purchaser, through its representatives, to make such investigation of, the operations, properties, assets and records of the Business and of its financial and legal condition as the Purchaser deems necessary or advisable to familiarize itself with such operations, properties, assets, records and other matters relating to the Purchased Assets. Without limiting the generality of the foregoing, during the Interim Period the Vendor will permit the Purchaser and its representatives to have access to the premises used in connection with the Business and will produce for inspection and provide copies to the Purchaser of:

                           5.1.1.1. all agreements and other documents referred
                                    to in Section 3.1 or in any of the Schedules attached hereto and all other documents of or in the possession of the Vendor relating to the Purchased Assets; and

                           5.1.1.2. all other information which, in the
                                    reasonable opinion of the Purchaser's
                                    representatives, is required in order to make an examination of the Purchased Assets.

                  5.1.2. such investigations and inspections shall not mitigate or affect the representations and warranties of the Vendor hereunder, which shall continue in full force and effect.

                  5.1.3. Transfer of Purchased Assets. At or before the Closing Time, the Vendor will cause all necessary steps and corporate proceedings to be taken in order to permit the Purchased Assets to be duly and regularly transferred to the Purchaser.

                  5.1.4. Forms of Conveyance. At the Closing Time, the Vendor will deliver to the Purchaser good and marketable title to and exclusive possession of the Purchased Assets, free and clear of any and all Encumbrances. At the Closing Time, the Vendor will execute and deliver to the Purchaser one or more forms of general conveyance, or bills of sale, deeds, transfers and other documents reasonably requested by the Purchaser in respect of the assignment, conveyance, transfer and delivery of the Purchased Assets to the Purchaser in form which is registrable and acceptable to the Purchaser.

                  5.1.5. Transfer of Assumed Contracts. At the Closing Time, the Vendor will deliver to the Purchaser:

                           5.1.5.1. an executed original of each of the Assumed
                                    Contracts,

                           5.1.5.2. one or more forms of assignment of the
                                    Assumed Contracts in form acceptable to the Purchaser, and

                           5.1.5.3. consents to the assignment of all of the
                                    Assumed Contracts under which consent is required executed by all persons whose consent is required in form acceptable to the Purchaser.

                  5.1.6. Transmittal Letter. At the Closing Time, the Vendor will deliver to the Purchaser a transmittal letter for the subscription for the common shares in Workstream issuable pursuant to this Agreement, in a form and content acceptable to solicitors for the Purchaser.

         5.2. COVENANTS BY THE PURCHASER AND/OR WORKSTREAM. The Purchaser and/or Workstream covenants to the Vendor that it will do or cause to be done the following:

                  5.2.1. Confidentiality. Prior to the Closing Time and, if the transaction contemplated hereby is not completed, at all times after the Closing Time, the Purchaser will keep confidential all information obtained by it relating to the Purchased Assets and Business, except such information which:

                           5.2.1.1. prior to the date of this Agreement was
                                    already in the possession of the Purchaser, as demonstrated by written records,

                           5.2.1.2. is generally available to the public, other
                                    than as a result of a disclosure by the
                                    Purchaser, or

                           5.2.1.3. is made available to the Purchaser on a
                                    non-confidential basis from a source other than the Vendor, or its representatives.

                           5.2.1.4. The Purchaser further agrees that such
                                    information will be disclosed only to those of its employees and representatives of its advisors who need to know such information for the purposes of evaluating and implementing the transaction contemplated hereby. Notwithstanding the foregoing provisions of this paragraph, the obligation to maintain the confidentiality of such information will not apply to the extent that disclosure of such information is required in connection with governmental or other applicable filings relating to the transactions hereunder, provided that, in such case, unless the Vendor otherwise agrees, the Purchaser will, if possible, request confidentiality in respect of such governmental or other filings. If the transactions contemplated hereby are not consummated for any reason, the Purchaser will return forthwith, without retaining any copies, all information and documents obtained from the Vendor.

6.       CONDITIONS

         6.1. CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER. Notwithstanding anything herein contained, the obligation of the Purchaser and/or Workstream to complete the transactions provided for herein will be subject to the fulfilment of the following conditions by the Vendor at or prior to the Closing Time and the Vendor covenants to ensure that such conditions are fulfilled.

                  6.1.1. Accuracy of Representations and Warranties and Performance of Covenants. The representations and warranties of the Vendor contained in this Agreement or in any documents delivered in order to carry out the transactions contemplated hereby shall be true and accurate on the date and at the Closing Time with the same force and effect as though such representations and warranties had been made as of the Closing Time (regardless of the date as of which the information in this Agreement or in any Schedule or other document made pursuant hereto is given). In addition, the Vendor shall have complied with all covenants and agreements herein agreed to be performed or caused to be performed by them at or prior to the Closing Time. In addition, the Vendor shall have delivered to the Purchaser a certificate in the form of Schedule 6.1.1 attached hereto confirming that the facts with respect to each of such representations and warranties by the Vendor are as set out herein at the Closing Time and that the Vendor has performed all covenants required to be performed by them hereunder.

                  6.1.2. Material Adverse Changes. During the Interim Period there will have been no change in the Purchased Assets, howsoever arising, except changes which have occurred in the ordinary course of the Business and which, individually or in the aggregate, have not affected and may not affect the Purchased Assets in any material adverse respect. Without limiting the generality of the foregoing, during the Interim Period no damage to or destruction of any material part of the Purchased Assets shall have occurred, whether or not covered by insurance.

                  6.1.3. No Restraining Proceedings. No order, decision or ruling of any court, tribunal or regulatory authority having jurisdiction shall have been made, and no action or proceeding shall be pending or threatened which, in the opinion of counsel to the Purchaser, is likely to result in an order, decision or ruling,

                           6.1.3.1. to disallow, enjoin, prohibit or impose any
                                    limitations or conditions on the purchase and sale of the Purchased Assets contemplated hereby or the right of the Purchaser to own the Purchased Assets; or

                           6.1.3.2. to impose any limitations or conditions
                                    which may have a Material Adverse Effect on the Purchased Assets.

                  6.1.4. Consents. All consents required to be obtained in order to carry out the transactions contemplated hereby in compliance with all laws and agreements binding on the parties hereto shall have been obtained, including the consents referred to in Schedules 3.1.3 and 3.2.2 attached hereto.

                  6.1.5. Opinion of Vendor's Counsel. At the Closing Time, the Purchaser shall have received an opinion of legal counsel for the Vendor in the form of the draft opinion attached hereto as Schedule 6.1.5, which opinion may rely on certificates of one or more senior officers of the Vendor as to factual matters and may rely upon opinions of local counsel with respect to matters governed by laws other than the laws of the State of Nevada and the federal laws of United States applicable in the State of Nevada.

                  6.1.6. Assignment and Waiver of Intellectual Property Rights. At the Closing Time, the Vendor shall have delivered to the Purchaser a certificate of the Vendor in the form of the draft attached hereto as
                           Schedule 6.1.6, whereby the Vendor assigns all of its intellectual property rights in the assets listed in
                           Schedule 2.1.6 (the "IP Assets").

                  6.1.7. Further Assurances. On and at any time after the Closing Time, the Vendor shall furnish the Purchaser at no additional charge with such further written documentation in order to enable the Purchaser to establish, prove or perfect the Purchaser's ownership of any of the assets herein conveyed.

                  6.1.8. Escrow Agreement. The Vendor, the Purchaser and Workstream shall have entered into the escrow agreement attached hereto as Schedule 1.1.23.

         6.2. WAIVER OR TERMINATION BY PURCHASER AND/OR WORKSTREAM. The conditions contained in Section 6.1 are inserted for the exclusive benefit of the Purchaser and/or Workstream and may be waived in whole or in part by the Purchaser and/or Workstream at any time. The Vendor acknowledges that the waiver by the Purchaser and/or Workstream of any condition or any part of any condition shall constitute a waiver only of such condition or such part of such condition, as the case may be, and shall not constitute a waiver of any covenant, agreement, representation or warranty made by the Vendor herein that corresponds or is related to such condition or such part of such condition, as the case may be. If any of the conditions contained in Section 6.1 are not fulfilled or complied with as herein provided, the Purchaser and/or Workstream may, at or prior to the Closing Time at its option, rescind this Agreement by notice in writing to the Vendor and in such event the Purchaser and Workstream shall be released from all obligations hereunder and, unless the condition or conditions which have not been fulfilled are reasonably capable of being fulfilled or caused to be fulfilled by the Vendor, then the Vendor shall also be released from all obligations hereunder.

         6.3. CONDITIONS TO THE OBLIGATIONS OF THE VENDOR. Notwithstanding anything herein contained, the obligations of the Vendor to complete the transactions provided for herein will be subject to the fulfilment of the following conditions at or prior to the Closing Time, and the Purchaser and/or Workstream will use its best efforts to ensure that such conditions are fulfilled.

                  6.3.1. Accuracy of Representations and Warranties and Performance of Covenants. The representations and warranties of the Purchaser and Workstream contained in this Agreement or in any documents delivered in order to carry out the transactions contemplated hereby will be true and accurate on the date and at the Closing Time with the same force and effect as though such representations and warranties had been made as of the Closing Time (regardless of the date as of which the information in this Agreement or any such Schedule or other document made pursuant hereto is given). In addition, the Purchaser and Workstream shall have complied with all covenants and agreements herein agreed to be performed or caused to be performed by it at or prior to the Closing Time. In addition, the Purchaser and Workstream shall have delivered to the Vendor a certificate in the form of
                           Schedule 6.3.1 attached hereto confirming that the facts with respect to each of the representations and warranties of the Purchaser and Workstream are as set out herein at the Closing Time and that the Purchaser and Workstream has performed each of the covenants required to be performed by it hereunder.

                  6.3.2. No Restraining Proceedings. No order, decision or ruling of any court, tribunal or regulatory authority having jurisdiction shall have been made, and no action or proceeding shall be pending or threatened which, in the opinion of counsel to the Vendor, is likely to result in an order, decision or ruling, to disallow, enjoin or prohibit the purchase and sale of the Purchased Assets contemplated hereby.

                  6.3.3. Consents. All consents required to be obtained in order to carry out the transactions contemplated hereby in compliance with all laws and agreements binding upon the parties hereto shall have been obtained, including the consents referred to in Schedules 3.1.3 and 3.2.2 attached hereto.

                  6.3.4. Revenue Sharing Agreement. The Vendor and Purchaser shall have entered into a revenue sharing agreement in substantially the same form as attached hereto as
                           Schedule 6.3.4.

                  6.3.5. Escrow Agreement. The Vendor, the Purchaser and Workstream shall have entered into the escrow agreement attached hereto as Schedule 1.1.23.

                  6.3.6. No Suspension, Etc. From the date hereof to the Closing Date, trading in Workstream's common shares shall not have been suspended by the Commission, and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg Financial Markets ("Bloomberg") shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by Bloomberg, or on the New York Stock Exchange, nor shall a banking moratorium have been declared either by the United States, or New York State authorities.

                  6.3.7. Stock and Warrant Certificates. Workstream shall have executed and be prepared to deliver to the Vendor, the certificates for the Workstream Shares being received by the Vendor at the Closing Date.

                  6.3.8. Resolutions. Prior to the Closing, the Board of Directors of the Purchaser and Workstream shall have adopted resolutions consistent with this Agreement in a form reasonably acceptable to the Vendor (the "Resolutions").

                  6.3.9. Reservation of Shares. As of the Closing Date, Workstream shall have reserved out of its authorized and unissued common shares, solely for the purpose of effecting the issuance of the Workstream Shares and the exercise of the Warrant, a number of shares of common shares equal to at least 100% of the shares of common shares which would be issuable upon issuance of the Workstream Shares and upon exercise of the Warrant following the Closing Date (after giving effect to the Workstream Shares and Warrant to be issued on the Closing Date and assuming all such Workstream Shares and Warrant were fully issuable and exercisable, as applicable, on such date regardless of any limitation on the timing or amount of such issuances or exercises).

         6.4.     WAIVER OR TERMINATION BY VENDOR. The conditions contained in
                  Section 6.3 are inserted for the exclusive benefit of the Vendor and may be waived in whole or in part by the Vendor at any time. The Purchaser and Workstream acknowledges that the waiver by the Vendor of any condition or any part of any condition shall constitute a waiver only of such condition or such part of such condition, as the case may be, and shall not constitute a waiver of any covenant, agreement, representation or warranty made by the Purchaser and/or Workstream herein that corresponds or is related to such condition or such part of such condition, as the case may be. If any of the conditions contained in Section 6.3 are not fulfilled or complied with as herein provided, the Vendor may, at or prior to the Closing Time at their option, rescind this Agreement by notice in writing to the Purchaser and Workstream and in such event the Vendor shall each be released from all obligations hereunder and, unless the condition or conditions which have not been fulfilled are reasonably capable of being fulfilled or caused to be fulfilled by the Purchaser and/or Workstream, then the Purchaser and Workstream shall also be released from all obligations hereunder.

7.       CLOSING

         7.1. CLOSING ARRANGEMENTS. Subject to the terms and conditions , the transactions contemplated herein shall be closed at the Closing Time at the offices of Perley-Robertson, Hill & McDougall LLP, 90 Sparks Street, 4th Floor, Ottawa, ON K1P 1E2, Canada or at such other place or places as may be mutually agreed on by the Vendor and the Purchaser.

         7.2. DOCUMENTS TO BE DELIVERED. At or before the Closing Time, the Vendor shall execute, or cause to be executed, and shall deliver, or cause to be delivered, to the Purchaser all documents, instruments and things which are to be delivered by the Vendor pursuant to the provisions of this Agreement, and the Purchaser and/or Workstream shall execute, or cause to be executed, and shall deliver, or cause to be delivered, to the Vendor all cheques or bank drafts and all documents, instruments and things which the Purchaser and/or Workstream is to deliver or to cause to be delivered pursuant to the provisions of this Agreement.

8.       INDEMNIFICATION AND SET-OFF

         8.1.     INDEMNITY BY THE VENDOR AND THE PURCHASER.

                  8.1.1. The parties hereto (in this Section 8, an "Indemnifying Party") covenant and agree to indemnify and save each other (in this Section 8, each being referred to as an "Indemnified Party") harmless from and against any claims, demands, actions, causes of action, damage, loss, deficiency, cost, liability and expense which may be made or brought against the Indemnified Party or which the Indemnified Party may suffer or incur as a result of, in respect of or arising out of:

                           8.1.1.1. any non-performance or non-fulfilment of any
                                    covenant or agreement on the part of the Indemnifying Party contained in this Agreement or in any document given in order to carry out the transactions contemplated hereby;

                           8.1.1.2. any misrepresentation, inaccuracy,
                                    incorrectness or breach of any
                                    representation or warranty made by the
                                    Indemnifying Party contained in this
                                    Agreement or contained in any document or certificate given in order to carry out the transactions contemplated hereby;

                           8.1.1.3. any non-compliance with any federal, state,
                                    local, municipal, foreign, international or other administrative order, constitution, law, ordinance, statute, or treaty applicable to Indemnifying Party in the carrying out of the transaction contemplated herein; and

                           8.1.1.4. all costs and expenses including, without
                                    limitation, attorney's fees, incidental to, arising from or in respect of the foregoing.

                  8.1.2. The obligations of indemnification by the Indemnifying Party pursuant to paragraph 8.1.1 of this section will be:

                           8.1.2.1. subject to the limitations referred to in
                                    Sections 4.1 and 4.2 with respect to the survival of the representations and warranties by the Indemnifying Party;

                           8.1.2.2. subject to the limitations referred to in
                                    Section 4.3; and

                           8.1.2.3. subject to the provisions of Section 8.3.

         8.2.     INDEMNITY OF THE VENDOR.

                  8.2.1. The Vendor hereby further agrees to indemnify and save the Purchaser and Workstream (collectively, in this Section 8, the "Purchaser") harmless from and against any claims, demands, actions, causes of action, damage, loss, deficiency, cost, liability and expense which may be made or brought against the Purchaser or which the Purchaser may suffer or incur as a result of, in respect of or arising out of:

                           8.2.1.1. any claim for a debt, obligation or
                                    liability which is not specifically assumed by the Purchaser pursuant to this Agreement;

                           8.2.1.2. any suit, action, proceeding, claim,
                                    investigation pending or threatened against or affecting the Purchased Assets or the Business, regardless of whether such is disclosed in a Schedule hereto, that arises from the conduct of the Business prior to the Closing Date; and

                           8.2.1.3. all costs and expenses including, without
                                    limitation, attorney's fees, incidental to, arising from or in respect of the foregoing.

                  8.2.2. The obligations of indemnification by the Vendor pursuant to paragraph 8.2.1 of this section will be:

                           8.2.2.1. subject to the limitations referred to in
                                    Section 4.1 with respect to the survival of the representations and warranties by the Vendor;

                           8.2.2.2. subject to the limitations referred to in
                                    Section 4.3; and

                           8.2.2.3. subject to the provisions of Section 8.3.

         8.3. PROVISIONS RELATING TO INDEMNITY CLAIMS. The following provisions will apply to any claim by the Indemnified Party or the Purchaser, whatever the case may be, for indemnification by the Indemnifying Party or the Vendor, whatever the case may be, pursuant to Sections 8.1 and 8.2 (an "Indemnity Claim").

                  8.3.1. Promptly after becoming aware of any matter that may give rise to an Indemnity Claim, the Indemnified Party or the Purchaser will provide to the Indemnifying Party or the Vendor written notice of the Indemnity Claim specifying (to the extent that information is available) the factual basis for the Indemnity Claim and the amount of the Indemnity Claim or, if an amount is not then determinable, an estimate of the amount of the Indemnity Claim, if an estimate is feasible in the circumstances.

                  8.3.2. If an Indemnity Claim relates to an alleged liability to any other person (a "Third Party Liability"), including without limitation any governmental or regulatory body or any taxing authority, which is of a nature such that the Indemnified Party or the Purchaser is required by applicable law to make a payment to a third party before the relevant procedure for challenging the existence or quantum of the alleged liability can be implemented or completed, then the Indemnified Party or the Purchaser may, notwithstanding the provisions of sections 8.3.3. and 8.3.4 of this section, make such payment and forthwith demand reimbursement for such payment from the Indemnifying Party or the Vendor in accordance with this Agreement; provided that, if the alleged Third Party Liability as finally determined on completion of settlement negotiations or related legal proceedings is less than the amount which is paid by the Indemnifying Party or the Vendor in respect of the related Indemnity Claim, then the Indemnified Party or the Purchaser shall forthwith following the final determination pay to the Indemnifying Party or the Vendor the amount by which the amount of the Third Party Liability as finally determined is less than the amount which is so paid by the Indemnifying Party or the Vendor.

                  8.3.3. The Indemnified Party or the Purchaser shall not negotiate, settle, compromise or pay (except in the case of payment of a judgement) any Third Party Liability as to which it proposes to assert an Indemnity Claim, except with the prior consent of the Indemnifying Party or the Vendor (which consent shall not be unreasonably withheld or delayed), unless there is a reasonable possibility that such Third Party Liability may materially and adversely affect the Purchased Assets or the Indemnified Party or the Purchaser, in which case the Indemnified Party or the Purchaser shall have the right, after notifying the Indemnifying Party or the Vendor, to negotiate, settle, compromise or pay such Third Party Liability without prejudice to its rights of indemnification hereunder. The Indemnified Party or the Purchaser shall notify the Indemnifying Party or the Vendor within one (1) week of any third party claims being asserted.

                  8.3.4. With respect to any Third Party Liability, provided the Indemnifying Party or the Vendor first admit the Indemnified Party's or the Purchaser's right to indemnification for the amount of such Third Party Liability which may at any time be determined or settled, then, in any legal, administrative or other proceedings in connection with the matters forming the basis of the Third Party Liability, the following procedures will apply:

                           8.3.4.1. except as contemplated by subparagraph
                                    8.3.4.3 of this section, the Indemnifying
                                    Party or the Vendor will have the right to assume carriage of the compromise or settlement of the Third Party Liability and the conduct of any related legal, administrative or other proceedings, but the Indemnified Party or the Purchaser shall have the right and shall be given the opportunity to participate in the defence of the Third Party Liability, to consult with the Indemnifying Party or the Vendor in the settlement of the Third Party Liability and the conduct of related legal, administrative and other proceedings (including consultation with counsel) and to disagree on reasonable grounds with the selection and retention of counsel, in which case counsel satisfactory to the Indemnifying Party or the Vendor and the Indemnified Party or the Purchaser shall be retained by the Indemnifying Party or the Vendor;

                           8.3.4.2. the Indemnifying Party or the Vendor will
                                    co-operate with the Indemnified Party or the Purchaser in relation to the Third Party Liability, will keep it fully advised with respect thereto, will provide it with copies of all relevant documentation as it becomes available, will provide it with access to all records and files relating to the defence of the Third Party Liability and will meet with representatives of the Indemnified Party or the Purchaser at all reasonable times to discuss the Third Party Liability; and

                           8.3.4.3. notwithstanding subparagraphs 8.3.4.1 and
                                    8.3.4.2 of this paragraph, the Indemnifying
                                    Party or the Vendor will not settle the
                                    Third Party Liability or conduct any legal, administrative or other proceedings in any manner which could, in the reasonable opinion of the Indemnified Party or the Purchaser, have a material adverse affect on the Purchased Assets or the Indemnified Party or the Purchaser, except with the prior written consent of the Indemnified Party or the Purchaser.

                  8.3.5. If, with respect to any Third Party Liability, the Indemnifying Party or the Vendor does not admit the Indemnified Party's or the Purchaser's right to indemnification or decline to assume carriage of the settlement or of any legal, administrative or other proceedings relating to the Third Party Liability, then the following provisions will apply:

                           8.3.5.1. the Indemnified Party or the Purchaser, at
                                    its discretion, may assume carriage of the settlement or of any legal, administrative or other proceedings relating to the Third Party Liability and may defend or settle the Third Party Liability on such terms as the Indemnified Party or the Purchaser, acting in good faith, considers advisable; and

                           8.3.5.2. any cost, lost, damage or expense incurred
                                    or suffered by the Indemnified Party or the Purchaser in the settlement or defence of such Third Party Liability or the conduct of any legal, administrative or other proceedings shall be added to the amount of the Indemnity Claim.

                  8.3.6. RIGHT OF SET-OFF. The Purchaser shall have the right to satisfy any amount from time to time owing by it to the Vendor by way of set-off against any amount from time to time owing by the Vendor to the Purchaser, including any amount owing to the Purchaser pursuant to the Vendor's, or the Vendor's as Indemnifying Party, indemnification pursuant to Sections 8.1 and/or 8.2.

9.       GENERAL PROVISIONS

         9.1. FURTHER ASSURANCES. Each of the Vendor and the Purchaser hereby covenants and agrees that at any time and from time to time after the Closing Date it will, on the request of the others, do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all such further acts, deeds, assignments, transfers, conveyances and assurances as may be required for the better carrying out and performance of all the terms of this Agreement.

         9.2.     NOTICES

                  9.2.1. Any notice, designation, communication, request, demand or other document, required or permitted to be given or sent or delivered hereunder to any party hereto shall be in writing and shall be sufficiently given or sent or delivered if it is:

                           9.2.1.1. delivered personally to an officer or
                                    director of such party,

                           9.2.1.2. sent to the party entitled to receive it by
                                    registered mail, postage prepaid, or

                           9.2.1.3. sent by telecopy machine.

                  9.2.2. Notices shall be sent to the following addresses or telecopy numbers:

                  in the case of the Vendor:

                  PEOPLEVIEW, INC.
                  27130A Paseo Espada, Suite 1427
                  San Juan Capistrano
                  California  92675

                  Attention:  Joseph J. Flynn
                  Facsimile: 949 481 8875

                  With a copy to:
                  ---------------
                  RICHARDSON LAW GROUP
                  880 Apollo Street, Suite 334
                  El Segundo, CA 90245
                  Attention:  Eric W. Richardson
                  Fax:  310 606 5556

                  in the case of the Purchaser or Workstream:

                  495 March Road, Suite 300
                  Ottawa, ON  K2K 3G1

                  Attention:  Michael F. Mullarkey
                  Facsimile: 613-270-0774

                  With a copy to:
                  Perley-Robertson, Hill & McDougall LLP
                  90 Sparks Street, 4th Floor
                  Ottawa, ON  K1P 1E2

                  Attention: Michael A. Gerrior
                  Facsimile: 613-238-8775

                  or to such other address or telecopier number as the party entitled to or receiving such notice, designation, communication, request, demand or other document shall, by a notice given in accordance with this section, have communicated to the party giving or sending or delivering such notice, designation, communication, request, demand or other document.

                  9.2.3. Any notice, designation, communication, request, demand or other document given or sent or delivered as aforesaid shall:

                  9.2.3.1. if delivered as aforesaid, be deemed to have been given, sent, delivered and received on the date of delivery;

                  9.2.3.2. if sent by mail as aforesaid, be deemed to have been given, sent, delivered and received (but not actually received) on the fourth Business Day following the date of mailing, unless at any time between the date of mailing and the fourth Business Day thereafter there is a discontinuance or interruption of regular postal service, whether due to strike or lockout or work slowdown, affecting postal service at the point of dispatch or delivery or any intermediate point, in which case the same shall be deemed to have been given, sent, delivered and received in the ordinary course of the mails, allowing for such discontinuance or interruption of regular postal service; and

                  9.2.3.3. if sent by telecopy machine, be deemed to have been given, sent, delivered and received on the date the sender receives the telecopy answer back confirming receipt by the recipient.

         9.3. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which so executed shall be deemed to be an original, and such counterparts together shall constitute but one and the same instrument.

         9.4. EXPENSES OF PARTIES. Each of the parties hereto shall bear all expenses incurred by it in connection with this Agreement including, without limitation, the charges of their respective counsel, accountants, financial advisors and finders.

         9.5. BROKERAGE AND FINDER'S FEES. The Vendor jointly and severally agree to indemnify the Purchaser and hold it harmless in respect of any claim for brokerage or other commissions relative to this Agreement or the transactions contemplated hereby which is caused by actions of the Vendor. The Purchaser will indemnify the Vendor and hold them harmless in respect of any claim for brokerage or other commissions relative to this Agreement or to the transactions contemplated hereby which is caused by actions of the Purchaser.

         9.6. ANNOUNCEMENTS. No announcement with respect to this agreement will be made by any party hereto without the prior approval of the other parties. The foregoing will not apply to any announcement by any party required in order to comply with laws pertaining to timely disclosure, provided that such party consults with the other parties before making any such announcement.

         9.7. ASSIGNMENT. The rights of the Vendor hereunder shall not be assignable without the written consent of the Purchaser. The Purchaser may assign this contract without the written consent of the Vendor.

         9.8. SUCCESSORS AND ASSIGNS. This Agreement shall be binding on and enure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing herein, express or implied, is intended to confer on any person, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         9.9. ENTIRE AGREEMENT. This Agreement and the Schedules referred to herein constitute the entire agreement between the parties hereto and supersede all prior agreements, representations, warranties, statements, promises, information, arrangements and understandings, whether oral or written, express or implied, with respect to the subject-matter . None of the parties hereto shall be bound or charged with any oral or written agreements, representations, warranties, statements, promises, information, arrangements or understandings not specifically set forth in this Agreement or in the Schedules, documents and instruments to be delivered on or before the Closing Date pursuant to this Agreement. The parties hereto further acknowledge and agree that, in entering into this Agreement and in delivering the Schedules, documents and instruments to be delivered on or before the Closing Date, they have not in any way relied, and will not in any way rely, on any oral or written agreements, representations, warranties, statements, promises, information, arrangements or understandings, express or implied, not specifically set forth in this Agreement or in such Schedules, documents or instruments.

         9.10. WAIVER. Any party hereto which is entitled to the benefits of this Agreement may, and has the right to, waive any term or condition at any time on or prior to the Closing Time; provided, however, that such waiver shall be evidenced by written instrument duly executed on behalf of such party.

         9.11. AMENDMENTS. No modification or amendment to this Agreement may be made unless agreed to by the parties hereto in writing.

         9.12. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to the choice of law provisions.

                            [SIGNATURE PAGE FOLLOWS]

      IN WITNESS WHEREOF the parties hereto have duly executed this Agreement under seal as of the day and year first above written.

                                       WORKSTREAM USA, INC.

                                       Per:    /s/ Michael Mullarkey
                                               ---------------------------------
                                       Name:   Michael Mullarkey
                                       Title:  CEO

                                       I have authority to bind the corporation.

                                       WORKSTREAM INC.

                                       Per:    /s/ Michael Mullarkey
                                               ---------------------------------
                                       Name:   Michael Mullarkey
                                       Title:  CEO

                                       I have authority to bind the corporation.

                                       PEOPLEVIEW, INC.

                                       Per:    /s/ Joseph J. Flynn
                                               ---------------------------------
                                       Name:   Joseph J. Flynn
                                       Title:  Chairmain and CEO

                                       I have authority to bind the corporation.

                                    SCHEDULES

                      ADDENDUM TO ASSET PURCHASE AGREEMENT
                              AND ESCROW AGREEMENT

This Addendum dated as of May 27, 2004 (this "Addendum") amends and modifies the the Asset Purchase Agreement dated March 17th, 2004 between Workstream Inc., Workstream USA, Inc. and PeopleView, Inc. (the "Asset Purchase Agreement") and the Escrow Agreement dated March 17th, 2004 between Workstream Inc., Workstream USA, Inc., PeopleView, Inc. and Borden Ladner Gervais LLP as Escrow Agent (the "Escrow Agreement").

      PEOPLEVIEW, INC. HEREBY AGREES TO THE FOLLOWING ADJUSTMENTS IN THE PURCHASE PRICE OF THE AFOREMENTIONED ASSET PURCHASE AGREEMENT:

      1. PEOPLEVIEW, INC. AGREES THAT THE STOCK CONSIDERATION WILL BE REDUCED FROM 350,000 COMMON SHARES, AS STATED IN SECTION 2.5.1 OF THE ASSET PURCHASE AGREEMENT TO 262,500 COMMON SHARES, EFFECTIVELY EQUALING 75% OF THE ORIGINAL AMOUNT OF THE ASSET PURCHASE AGREEMENT.

      2. IN ADDITION, PEOPLEVIEW, INC. AGREES TO FURTHER REDUCE THE AMOUNT OF COMMON SHARES THEY ANTICIPATE TO RECEIVE BY $39,000 OR 15,600 COMMON SHARES AT $2.50 PER SHARE. THIS AMOUNT IS EQUAL TO THE TOTAL AMOUNT OF OUTSTANDING INVOICES OWED BY PEOPLEVIEW TO PROSYS, INC. FOR THE FINAL DEVELOPMENT AND DELIVERY OF THE HCM TOOLS ASSET. THESE INVOICES ARE ATTACHED AS SCHEDULE A TO THIS ADDENDUM.

      3. THE ACTIONS DESCRIBED IN PARAGRAPHS 1 AND 2 HEREIN WILL BRING THE TOTAL AMOUNT OF COMMON SHARES TO BE DELIVERED BY WORKSTREAM INC. TO PEOPLEVIEW, INC. AS PART OF THE ASSET PURCHASE AGREEMENT TO 246,900 COMMON SHARES.

      4. PEOPLEVIEW, INC. AGREES TO FORGO THE "CASH HOLD BACK FUNDS" OF $50,000 AS STATED IN SECTION 2.5.3 OF THE ASSET PURCHASE AGREEMENT.

      5. WORKSTREAM INC. AGREES TO UPHOLD SECTION 2.5.2 OF THE ASSET PURCHASE AGREEMENT, WHICH STATES "BY DELIVERY TO THE VENDOR OF A WARRANT TO PURCHASE 50,000 COMMON SHARES (THE "WARRANT SHARES"), NO PAR VALUE IN WORKSTREAM AT A PURCHASE PRICE OF $3.00 PER COMMON SHARE (THE "WARRANT").

      6. WORKSTREAM, INC. AGREES TO DELIVER THE SHARE CERTIFICATES AND THE WARRANT AGREEMENT WITHIN SEVEN (7) DAYS OF THE EXECUTION OF THIS ADDENDUM.

      7. THE PARTIES TO THE ESCROW AGREEMENT AGREE TO: (A) DELETE RECITAL D AND ALL MENTION OF THE "HOLD BACK FUNDS" FROM THE ESCROW AGREEMENT; AND (B) DELETE SECTION 4 AND SCHEDULE "B" OF THE ESCROW AGREEMENT IN ITS ENTIRETY.

      8. EXCEPT AS MODIFIED HEREBY, THE ASSET PURCHASE AGREEMENT AND THE ESCROW AGREEMENT CONTINUES IN FULL FORCE AND EFFECT, UNMODIFIED IN ANY WAY.

      9. ALL CAPITALIZED TERMS NOT OTHERWISE DEFINED HEREIN WILL HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE ASSET PURCHASE AGREEMENT.

      10. THIS ADDENDUM SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CONFLICTS OF LAW PROVISIONS THEREOF.

      11. THIS ADDENDUM MAY BE EXECUTED IN TWO OR MORE COUNTERPARTS, EACH OF WHICH SHALL BE DEEMED AN ORIGINAL, BUT ALL OF WHICH TOGETHER SHALL CONSTITUTE ONE AND THE SAME AMENDMENT.

      12. EACH OF WORKSTREAM INC. AND WORKSTREAM USA, INC., (EACH, A "RELEASOR"), FOR GOOD AND VALUABLE CONSIDERATION, THE SUFFICIENCY OF WHICH IS HEREBY ACKNOWLEDGED, RELEASES AND DISCHARGES, AS OF THE DATE OF THIS ADDENDUM, PEOPLEVIEW, INC. AND PEOPLEVIEW INC.'S PAST AND PRESENT EMPLOYEES, OFFICERS, DIRECTORS, SHAREHOLDERS, SUCCESSORS, PREDECESSORS, AFFILIATES, SUBSIDIARIES, PARENT COMPANIES, ASSIGNS, AND EVERY OTHER INDIVIDUAL, PERSON, CORPORATION, PARTNERSHIP, PROPRIETORSHIP AND OTHER ENTITY IN THE WORLD, INCLUDING BUT NOT LIMITED TO ALL GOVERNMENTAL BODIES, DEPARTMENTS AND AGENCIES (ALL COLLECTIVELY REFERRED TO HEREIN AS THE "RELEASED PARTIES") FROM ALL OBLIGATIONS, ACTIONS, CAUSES OF ACTION, DEBTS, CLAIMS, LIABILITIES, COVENANTS, CONTRACTS, CONTROVERSIES, AGREEMENTS, PROMISES, CLAIMS FOR ATTORNEYS FEES AND COSTS (ALL COLLECTIVELY REFERRED TO HEREIN AS THE "RELEASED CLAIMS"), WHICH SUCH RELEASOR, SUCH RELEASOR'S HEIRS, EXECUTORS, ADMINISTRATORS SUCCESSORS AND ASSIGNS EVER HAD, NOW HAVE OR HEREAFTER MAY HAVE ARISING OUT OF OR RELATING TO THE FUNCTIONALITY, FITNESS, FEATURES, COMPLETION OR NON-COMPLETION AND PERFORMANCE OF THE SOFTWARE PRODUCTS KNOWN AS CLIMATE SIGHT, SKILL SIGHT, PERFORMANCE SIGHT, COMPLIANCE SIGHT AND HCM TOOLS (TOO BROAD) THE RELEASORS EACH ACKNOWLEDGE AND AGREE AS
            FOLLOWS:

                  (this makes no sense/ the Purchaser owns the Intellectual Property) (Workstream cannot say this without doing extensive searches)

            o that all computer systems and application software, including without limitation, the software products known as Climate Sight, Skill Sight, Performance Sight, Compliance Sight and HCM TOOLS and all documentation relating thereto and the latest revisions of all related object and source codes therefor, forming part of the Purchased Assets (what Schedules?) are fully functional, merchantable and fit for the purpose for which they were intended.

                  It is understood and agreed by Releasor that it may have sustained damages, losses, costs or expenses for which it might have made claims against the Released Parties that are presently unknown or unsuspected and that such damages, losses, costs and expenses may give rise to additional damages, loses, costs or expenses in the future. It is specifically acknowledged by Releasor that the foregoing release and waiver set forth below has been agreed upon and given in light of such facts and that the release is intended to release the Released Parties from potential liabilities for all such damages, losses, costs and expenses. Should any provision, part or term of this Section 12 be declared or determined by a court of competent jurisdiction to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining parts, terms and provisions should not be affected thereby, and said illegal, invalid or unenforceable part, provision or term shall be deemed not to be part of this Section 12.

                  Notwithstanding the aforementioned, the release described in this Section 12 does not limit in any way the Releasors' right to be indemnified pursuant to the Asset Purchase Agreement, except with respect to any claims arising out of or relating to the functionality, fitness, features, completion or non-completion and performance of the software products known as Climate Sight, Skill Sight, Performance Sight, Compliance Sight and HCM TOOLS.

      IN WITNESS WHEREOF THIS ADDENDUM HAS BEEN EXECUTED BY THE PARTIES HERETO AS OF THE DATE FIRST SET FORTH ABOVE.

1        SIGNED, SEALED AND DELIVERED

                                   PEOPLEVIEW, INC.

                                   PER:   /s/ Michael Mullarkey
                                          -----------------------------------
                                   TITLE: CEO

                                   WORKSTREAM USA, INC.

                                   PER:   /s/ Michael Mullarkey
                                          -----------------------------------
                                   TITLE: CEO

                                   WORKSTREAM INC.

                                   PER:   /s/ Borden Ladner Gervais LLP
                                          -----------------------------------
                                   TITLE: Escrow Agent

                                   BORDEN LADNER GERVAIS LLP, as Escrow Agent

                                   PER:   /s/ Borden Ladner Gervais LLP
                                          -----------------------------------
                                   TITLE: Escrow Agent